UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006 (May 18, 2006)

INTERACTIVE INTELLIGENCE, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-27385 (Commission File Number)	35-1933097 (IRS Employer Identification No.)

7601 Interactive Way
Indianapolis, Indiana 46278
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 872-3000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the 2006 Annual Meeting of Shareholders of Interactive Intelligence, Inc. (the “Company”) held on May 18, 2006, the Company’s shareholders approved the Interactive Intelligence, Inc. 2006 Equity Incentive Plan (the “2006 Incentive Plan”). The 2006 Incentive Plan was approved by the Company's Board of Directors on April 7, 2006, subject to shareholder approval, and became effective with such shareholder approval on May 18, 2006.

The 2006 Incentive Plan provides for the grant of stock options (both incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards to employees, directors and consultants of the Company and its subsidiaries. A maximum of 4,950,933 shares of the Company's common stock are available for delivery under the 2006 Incentive Plan, which consists of (i) 1,250,000 shares of common stock, plus (ii) 320,000 shares of common stock available for issuance under the Company's 1999 Stock Option and Incentive Plan and its Outside Directors Stock Option Plan (collectively, the "Prior Plans"), as previously approved by the Company's shareholders, as of May 18, 2006, but not underlying any outstanding stock options or other awards under the Prior Plans, plus (iii) up to 3,380,933 shares of common stock subject to outstanding stock options or other awards under the Prior Plans as of May 18, 2006, that expire, are forfeited or otherwise terminate unexercised on or after May 18, 2006. The number of shares of Company common stock available under the 2006 Incentive Plan is subject to adjustment for certain changes in the Company's capital structure.

The foregoing description of the 2006 Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the 2006 Incentive Plan, which is filed as Exhibit 10.34 hereto and is incorporated herein by reference and constitutes a part of this report.

On May 18, 2006, the Board of Directors of the Company, and the Compensation Committee of the Board of Directors, approved and adopted a form of each of an Incentive Stock Option Agreement and a Nonqualified Stock Option Agreement to be used for grants of incentive stock options and nonqualified stock options, respectively, under the 2006 Incentive Plan. A copy of the form of Incentive Stock Option Agreement Under 2006 Equity Incentive Plan is filed as Exhibit 10.35 hereto and is incorporated herein by reference and constitutes a part of this report. A copy of the form of Nonqualified Stock Option Agreement Under 2006 Equity Incentive Plan is filed as Exhibit 10.36 hereto and is incorporated herein by reference and constitutes a part of this report.

In addition, on May 18, 2006, the Board of Directors granted to each non-employee director of the Company a stock option under the 2006 Incentive Plan to purchase that number of shares of Common Stock that is equal to 8,000 multiplied by a fraction (i) the numerator of which is the number of meetings of the Board of Directors and each committee of the Board of Directors on which such non-employee director served that such non-employee director attended during the immediately preceding year, and (ii) the denominator of which is the total number of meetings of the Board of Directors and each committee of the Board of Directors on which such non-employee director served that were held during the immediately preceding year. Each such stock option is immediately exercisable, and has such other terms and conditions as provided in the 2006 Incentive Plan. Each such stock option has an exercise price of $9.26 per share (the closing price of the Company's common stock on May 17, 2006) and is immediately exercisable in full. The directors who received such stock options and the number of shares underlying each such stock option are as follows: Edward L. Hamburg, Ph.D.: 7,556 shares; Mark E. Hill: 6,400 shares; Samuel F. Hulbert, Ph.D.: 7,556 shares; William E. McWhirter: 5,667 shares; and Richard A. Reck: 8,000 shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Exhibit
10.34	Interactive Intelligence, Inc. 2006 Equity Incentive Plan
10.35	Form of Incentive Stock Option Agreement Under 2006 Equity Incentive Plan
10.36	Form of Nonqualified Stock Option Agreement Under 2006 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc. (Registrant)

Date: May 23, 2006	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.34	Interactive Intelligence, Inc. 2006 Equity Incentive Plan
10.35	Form of Incentive Stock Option Agreement Under 2006 Equity Incentive Plan
10.36	Form of Nonqualified Stock Option Agreement Under 2006 Equity Incentive Plan